                                              Exhibit 11

                           Statement Re:  Computation of Earnings per Share
                                               For The Three Months               For The Six Months
                                                  Ended June 30                      Ended June 30
                                               1996            1995               1996            1995
PRIMARY:

Average Shares Outstanding                   17,588,000      17,354,000         17,191,000      17,217,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           181,000         110,000            128,000         107,000
                                        ------------    ------------       ------------    ------------
Total                                        17,769,000      17,464,000         17,319,000      17,324,000
                                           ============    ============       ============    ============
Net Income                                  $14,040,000     $12,297,000        $26,688,000     $23,586,000

Per Share Amount                                  $0.79           $0.70              $1.54           $1.36
                                           ============    ============       ============    ============

FULLY DILUTED:

Average Shares Outstanding                   17,588,000      17,354,000         17,191,000      17,217,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           213,000         124,000            168,000         133,000
                                        ------------    ------------       ------------    ------------
Total                                        17,801,000      17,478,000         17,359,000      17,350,000
                                            ============    ============       ============    ============
Net Income                                  $14,040,000     $12,297,000        $26,688,000     $23,586,000

Per Share Amount                                  $0.79           $0.70              $1.54           $1.36
                                           ============    ============       ============    ============


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